Registration No.  333-144973
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM SB-2/A

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CORPORATE OUTFITTERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	5131	56-2646797
(State or other jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code	(I.R.S. Employer Identification Number)

3327 West Indian Trail Road, Suite 152
Spokane, WA  99208-4762
Telephone:  (509) 290-2847

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Company Corporation
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808
Telephone: 302-636-5440

(Name, address, including zip code, and telephone number, including area code of agent for service)

Explanatory Note

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form SB-2 (Registration No. 333-144973), filed with the Securities and Exchange Commission as amended on August 10, 2007 (the “Registration Statement”), of Corporate Outfitters, Inc. (the “Company”), which was subsequently deemed effective August 17, 2007.

This post-effective Amendment No. 1 amends the par value that was misstated within the prospectus including the Opinion Letter from Counsel (Exhibit 5.1) and incorporates certain information relating to shareholders and also corrects misspelled Officer and Director Name throughout the Prospectus. Updated financial information has also been included herein.

On November 13, 2007 the Company filed its Quarterly Report on Form 10QSB, which can be view on the Securities and Exchange Commission’s website (www.sec.gov) via Edgar.  The Company plans to file its Quarterly Report on Form 10QSB by no later than February 14, 2008, which will provide current un-audited financials statements.  The financial information herein has been updated to reflect the previously filed quarter ended statements as of September 30, 2007.

Please note that as of the date of this Post-Effective Amendment No.1 there have been no sales to the public from this Registration Statement.

CORPORATE OUTFITTERS, INC.

PROSPECTUS

5,000,000 shares of common stock, .0001 par value, no minimum / 5,000,000 maximum,
Offered by Corporate Outfitters, Inc.

Securities Being Offered by Corporate Outfitters, Inc.	Corporate Outfitters, Inc. is offering 5,000,000 shares at an offering price of $0.02 per share. There is currently no public market for the common stock

Minimum Number of Shares To Be Sold in This Offering	None

This is a "self-underwritten" public offering, with no minimum purchase requirement.

1.	Corporate Outfitters, Inc. is not using an underwriter for this offering.
2.
The offering expenses shown do not include legal, accounting, printing and related costs incurred in making this offering. Corporate Outfitters, Inc. will pay all such costs, which it believes to be $4,304.

3.	There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account.
4.	Corporate Outfitters, Inc. may, at its discretion, extend the offer up to an additional two (2) years from August 17, 2007.

	Per Share (Non Minimum)	If Maximum Sold by Corporate Outfitters, Inc. (5,000,000)
Price to Public	$.02	$.02
Underwriting Discounts/Commissions	0.00	0.00
Proceeds to Registrant	$0.02	$100,000

This offering involves a high degree of risk; see "Risk Factors" beginning on page 8 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. Corporate Outfitters, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE ORIGINAL PROSPECTUS OR THIS POST-EFFECTIVE AMENDMENT NO. 1. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this Post-Effective Amendment No.1 to the Prospectus is January 24, 2007.

TABLE OF CONTENTS

Page Number

Summary Information	3
Risk Factors	5
Corporate Outfitters' Auditor has substantial doubts as to Corporate Outfitters' ability to continue as a going concern	5
If we complete a financing through the sale of additional shares of our common stock in the future, then shareholders will experience dilution.	5
Because we lack an operating history, we face a high risk of business failure, which may result in the loss of your investment.	5
Corporate Outfitters may be unable to complete its website, which is necessary to promote and market its products.	6
Corporate Outfitters will rely upon consultants for web-development, and the consultant may not complete the work within the set framework and on time.	6
Because the Internet will be the Company’s main venue to conduct business, any significant changes or interruptions to the Internet’s existing infrastructure will affect our ability to sell products to prospective customers.	6
Corporate Outfitters' success is dependent on current management, who may be unable to devote sufficient time to the development of Corporate Outfitters' business plan, which could cause the business to fail.	7
Because one existing stockholder owns a majority of the outstanding common stock, future corporate decisions will be controlled by this person, whose interests may differ from the interests of other stockholders, and may be adverse to those other shareholders' interests.	7
There is currently no market for Corporate Outfitters' common stock, but if a market for our common stock does develop, our stock price may be volatile.	7
Our stock is a Penny Stock. Trading of our stock may be restricted by the SEC’s Penny Stock regulations and the NASD’s Sales Practices requirements, which may limit a stockholder’s ability to buy and sell our stock.	7
While Corporate Outfitters expects to apply for listing on the OTC Bulletin Board (OTCBB), we may not be approved, and even if approved, we may not be approved for trading on the OTCBB; therefore shareholders may not have a market to sell their shares, either in the near term or in the long term, or both.	9
Corporate Outfitters plans to purchase products Overseas, and is therefore subject to risks related to currency fluctuations and regulation that may adversely affect the Company.	9
The Company’s inability to source viable promotional products or apparel may result in a loss of your investment.	9
Corporate Outfitters has limited financial resources at present, and proceeds from the offering may not be used to fully develop its business.	9
Corporate Outfitters has no customers to date, and may not develop sufficient customers to stay in business.	10
Because we do not have an Escrow or Trust Account for Investor’s Subscriptions, if we file for Bankruptcy Protection or are forced into Bankruptcy Protection, Investors will lose their entire investment.	10
Use of Proceeds	10
Determination of Offering Price	12
Dilution	12
Plan of Distribution	13
Legal Proceedings	14
Directors, Executive Officers, Promoters and Control Persons	14
Security Ownership of Certain Beneficial Owners and Management	15
Description of Securities	15
Interest of Named Experts and Counsel	16
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	16
Organization within Last Five Years	17
Description of Business	17
Plan of Operation	20
Description of Property	24
Certain Relationships and Related Transactions	24
Market for Common Equity and Related Stockholder Matters	25
Executive Compensation	26
Financial Statements	F-1
Changes In and Disagreements With Accountants on Accounting and Financial Disclosure	27
PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS	28
INDEMNIFICATION OF DIRECTORS AND OFFICERS	28
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	29
RECENT SALES OF UNREGISTERED SECURITIES	29
EXHIBITS	30
UNDERTAKINGS	30
Signatures

SUMMARY INFORMATION

Prospectus Summary:  The following summary is supported by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 8 - 12.

Company History

Corporate Outfitters, Inc. ("Corporate Outfitters" or “The Company”) is a development stage company that was incorporated on March 9, 2007, under the laws of the State of Delaware.

The principal offices are located at 3327 West Indian Trail Road, Suite 152, Spokane, WA  99208-4762. The telephone number is (509) 290-2847.  The fax number is (509) 326-2776.

Since becoming incorporated, Corporate Outfitters has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Corporate Outfitters has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings.  Our fiscal year end is March 31st.

Corporate Outfitters, Inc. is looking to enter into the promotional branding industry with the objective of adding value to a wide variety of products by endorsing them with the corporate logos of a company for use by the company’s employees or as gifts or promotional items.

Corporate Outfitters intends to establish itself as a specialized brand promotional merchandising company. The Company will identify a range of casual apparel and consumer products that can be manufactured and resold for high mark-ups with the product endorsement of corporate logos.

Corporate Outfitters intends to create brand name awareness amongst purchasing managers or decision makers who are able to place its targeted products into its targeted market. The targeted market is small to mid-size companies, who are using logo bearing apparel, essential office products, and leisure products for their employees as well as for gifts for customers.

Initially, Corporate Outfitters will source its raw products (apparel and consumer products without any logos) in China. Once the Company has selected a range of apparel and promotional products and negotiated pricing it will purchase a small inventory in order to make promotional samples.  The Company will hire independent contractors within the United States for all graphic design, embroidery, and screen printing necessary to place the prospective company logos on the products.  The Company will profile and market its product line to the corporate marketplace through online merchandising and an e-catalog on its website.  The website will have online catalogs offering apparel, office products and leisure products. The site will allow the consumer to “upload” an electronic version of their company or corporate logo and order products online through a fully functional e-commerce enabled website.

As of September 30, 2007, the date of company's last un-audited financial statements, Corporate Outfitters had raised $5,000 through the sale of common stock. There is approximately $1,150 cash on hand and in the corporate bank account. Corporate Outfitters currently has liabilities of $1, which a loan was made by a shareholder for the purpose of opening the Company’s bank account. In addition, Corporate Outfitters anticipates additional costs associated with this offering will be approximately $550. As of the date of this prospectus, we have not yet generated or realized any revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of Corporate Outfitters filed with this prospectus.

Management

Currently, Corporate Outfitters has one Officer / Director. Our sole Officer / Director has assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of Corporate Outfitters. Other than the Officer/Director, there are no employees at the present time and there are no plans to hire employees during the next twelve months.

The Offering

Corporate Outfitters, Inc.'s common stock is presently not traded on any market or securities exchange. 5,000,000 shares of common stock are issued and outstanding as of the date of this prospectus. Corporate Outfitters plans to offer its shares to the public, with no minimum amount to be sold,

Corporate Outfitters is offering for sale common stock.  If Corporate Outfitters is unable to sell its stock and raise money, Corporate Outfitters’ business would fail as it would be unable to complete its business plan.

Corporate Outfitters is offering up to 5,000,000 shares of common stock at an offering price of $0.02 per share. There is currently no public market for the common stock. Corporate Outfitters intends to apply to have the common stock quoted on the OTC Bulletin Board (OTCBB). No trading symbol has yet been assigned. Corporate Outfitters' sole Officer and Director owns 2,000,000 shares of Restricted Common Stock.  A non-affiliate entity owns 100,000 shares of Restricted Common Stock.
There are 2,100,000 shares of common stock issued and outstanding as of the date of this prospectus.

Summary of Financial Data

As of September 30, 2007

Revenues	$0

Operating Expenses	$2,975

Earnings (Loss)	$(2,975)

Total Assets	$1,150

Working Capital	$1,150

Shareholder’s Equity	$1,150

RISK FACTORS

An investment in our common stock involves a high degree of risk and should be considered a speculative investment. You should carefully consider the risks described below and the other information in this prospectus. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

We cannot assure any investor that we will successfully address these risks.

Corporate Outfitters' Auditor has substantial doubts as to Corporate Outfitters' ability to continue as a going concern.

Our auditor's report on our June 30, 2007 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officer may be unable or unwilling to loan or advance any capital to Corporate Outfitters, we believe that if we do not raise at least $25,000 from our offering, we may be required to suspend or cease the implementation of our business plans within 12 months. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. See “June 30, 2007 Audited Financial Statements - Auditors Report." As filed on Form SB-2 7-31-2007.

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern it may be more difficult for the company to attract investors.

Corporate Outfitters incurred an accumulative net loss of ($2,975) for the period from inception to September 30, 2007, and we have no revenue. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our products. We plan to seek additional funds through private placements of our common stock. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

If we complete a financing through the sale of additional shares of our common stock in the future, then shareholders will experience dilution.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

Because we lack an operating history, we face a high risk of business failure, which may result in the loss of your investment.

Corporate Outfitters is a development stage company and has not even begun the initial stages of product sourcing overseas. Thus, we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on March 9, 2007 and to date have been involved primarily in organizational activities and market research. We have never been profitable and have never generated any revenue.  Based upon current plans, we expect to incur operating losses in future periods. This will occur because there are expenses associated with the sourcing of products, the purchasing of samples, and marketing products to prospective business customers in order to enable the company enter into the promotional products business.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for the company's business plan and expenditures.

As of the date of this prospectus, we have not earned any revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

Corporate Outfitters may be unable to complete its website, which is necessary to promote and market its products.

The Corporate Outfitters' does not currently have a website as such the Company is not yet operational. Corporate Outfitters intends to use the website as a promotional and marketing tool for its customers to use. Corporate Outfitters has allocated from $3,000 up to $15,000 to develop the website in the next twelve months, if it is able to raise capital through this prospectus. Corporate Outfitters intends to use the website as an "on-line catalogue" for its customers to be able to view the entire line of product and services. If this website is not available, Corporate Outfitters would not be able to adequately market its products and services to potential customers.

Corporate Outfitters will rely upon consultants for web-development, and the consultant may not complete the work within the set framework and on time.

Corporate Outfitters is also heavily dependent on the web consultant to develop the website in a timely matter within budget. If the consultant does not fulfill his duties, Corporate Outfitters may not be able to find another consultant with specific expertise to develop it business plan.

Because the Internet will be the Company’s main venue to conduct business, any significant changes or interruptions to the Internet’s existing infrastructure will affect our ability to sell products to prospective customers.

If the Internet infrastructure becomes unreliable, access to the company's website may be impaired and its business will be harmed. The Company's success depends on its ability to use the Internet to show prospective customers the type of products the company has available. The company's website will be the initial tool used by the company in its sales process. Once a prospective customer has seen a picture of a product that interests them they will be quoted a price and then the company would send the prospective customer a physical sample of the product. The company's ability to quickly send color pictures of product and pricing to prospective customers via the Internet is paramount to the sales and marketing strategies of the company. The company's website may also be subject to malicious attacks by hackers and software viruses - such attacks or viruses could render the company's website inoperable for a substantial amount of time. There can be no assurance that the company will have the financial means or technical know how to protect its website from such attacks or recover from such an attack. Any long term interruption of Internet service or interference with the company's website would have a negative impact on the company's ability to fulfill its business model and the company could fail.

Corporate Outfitters' success is dependent on current management, who may be unable to devote sufficient time to the development of Corporate Outfitters' business plan, which could cause the business to fail.

Corporate Outfitters is heavily dependent on the extensive industry experience that our sole Officer and Director, David Taigen, brings to the company. If something were to happen to him, it would greatly delay its daily operations until further industry contacts could be established. Furthermore, there is no assurance that suitable people could be found to replace Mr. Taigen. In that instance, Corporate Outfitters may be unable to further its business plan.

Additionally, Mr. Taigen is employed outside of Corporate Outfitters.  Mr. Taigen has been and continues to expect to be able to commit approximately 10 hours per week of his time, to the development of Corporate Outfitters' business plan in the next twelve months. If management is required to spend additional time with his outside employment, he may not have sufficient time to devote to Corporate Outfitters, and, Corporate Outfitters would be unable to develop its business plan.

Because one existing stockholder owns a majority of the outstanding common stock, future corporate decisions will be controlled by this person, whose interests may differ from the interests of other stockholders, and may be adverse to those other shareholders' interests.

Currently, our sole Officer and Director owns 95% of the outstanding shares of the Company.  If we are successful in selling all the shares in this Offering, the sole Officer and Director will own approximately 28.2% of the outstanding shares of common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of this stockholder may differ from the interests of the other stockholders, and they may make decisions, as a stockholder, with which the other stockholders may not agree. Such decisions may be detrimental to Corporate Outfitters' business plan and/or operations and they may cause the business to fail.

There is currently no market for Corporate Outfitters' common stock, but if a market for our common stock does develop, our stock price may be volatile.

There is currently no market for Corporate Outfitters' common stock and there is no assurance that a market will develop. If a market develops, it is anticipated that the market price of Corporate Outfitters' common stock will be subject to wide fluctuations in response to several factors including:
o	The ability to complete the development of Corporate Outfitters in order to provide those products to the public;
o	The ability to generate revenues from sales;
o	The ability to generate brand recognition of the Corporate Outfitters products and services and acceptance by consumers;
o	Increased competition from competitors who offer competing services; and
o	Corporate Outfitters' financial condition and results of operations.

Our stock is a Penny Stock.  Trading of our stock may be restricted by the SEC’s Penny Stock regulations and the NASD’s Sales Practices requirements, which may limit a stockholder’s ability to buy and sell our stock.

The Company’s common shares may be deemed to be “penny stock” as that term is defined in Regulation Section “240.3a51 -1” of the Securities and Exchange Commission (the “SEC”). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

Section “15(g)” of the United States Securities Exchange Act of 1934, as amended, and Regulation Section “240.15g(c)2” of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in the Company’s common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”.

Moreover, Regulation Section “240.15g -9” of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company’s common shares to resell their common shares to third parties or to otherwise dispose of them. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i)     control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer

(ii)    manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases

(iii)    boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons

(iv)   excessive and undisclosed bid-ask differential and markups by selling broker-dealers

(v)    the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

While Corporate Outfitters expects to apply for listing on the OTC Bulletin Board (OTCBB), we may not be approved, and even if approved, we may not be approved for trading on the OTCBB; therefore shareholders may not have a market to sell their shares, either in the near term or in the long term, or both.

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service. While we expect to apply to the OTC Bulletin Board, we may not be approved to trade on the OTCBB, and we may not meet the requirements for listing on the OTCBB.  If we do not meet the requirements of the OTCBB, our stock may then be traded on the "Pink Sheets," and the market for resale of our shares would decrease dramatically, if not be eliminated.

Corporate Outfitters plans to purchase products Overseas, and is therefore subject to risks related to currency fluctuations and regulation that may adversely affect the Company.

A significant aspect of the company's strategy is to purchase its products overseas, mostly in China. There are certain risks inherent in doing business internationally, such as unexpected changes in regulatory requirements, export restrictions, trade barriers, difficulties in controlling product supply from foreign factories, longer than anticipated delivery cycles, fluctuations in currency exchange rates and overall political instability.

There can be no assurance that one or more of such factors will not have a material adverse effect on the company's potential future operations and, consequently, on the company's business, operating results and financial condition.

The company may purchase its products and services in currencies other than the United States dollar, which would make the management of currency fluctuations difficult and expose the company to risks in this regard. The company's results of operations are subject to fluctuations in the value of various currencies against the United States dollar. Although management will monitor the company's exposure to currency fluctuations, there can be no assurance that exchange rate fluctuations will not have a material adverse effect on the company's results of operations or financial condition.

Furthermore as a corporation based in the United States, Corporate Outfitters may face difficulties in obtaining and/or enforcing local judgments it may obtain overseas, particularly in China.

The Company’s inability to source viable promotional products or apparel may result in a loss of your investment.

There can be no assurance that Corporate Outfitters will be able to source viable promotional products or apparel that will be appealing to its target market. Even if the company is capable of locating a viable line of promotional products and apparel from China, it faces inherit risks in the ordering and delivery of such products. The company would have little or no recourse against a Chinese manufacturer that delivered substandard or faulty products and the company could lose its entire investment in ordering such products.

Corporate Outfitters has limited financial resources at present, and proceeds from the offering may not be used to fully develop its business.

Corporate Outfitters has limited financial resources at present; as of September 30 it had $1,150 of cash on hand. If it is unable to develop its business plan, it may be required to divert certain proceeds from the sale of Corporate Outfitters' stock to general administrative functions. If Corporate Outfitters is required to divert some or all of proceeds from the sale of stock to areas that do not advance the business plan, it could adversely affect its ability to continue by restricting the Company's ability to become listed on the OTCBB; advertise and promote the Company and its products; travel to develop new marketing, business and customer relationships; and retaining and/or compensating professional advisors.

Corporate Outfitters has no customers to date, and may not develop sufficient customers to stay in business.

Corporate Outfitters has not sold any products, and may be unable to do so in the future. In addition, if Corporate Outfitters is unable to develop sufficient customers for its products, it will not generate enough revenue to sustain its business, and may have to adjust its business plan, or it may fail.

Because we do not have an Escrow or Trust Account for Investor’s Subscriptions, if we file for Bankruptcy Protection or are forced into Bankruptcy Protection, Investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for the sourcing and sale of promotional products.

These risk factors, individually or occurring together, would likely have a substantially negative effect on Corporate Outfitters' business and would likely cause it to fail.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. Corporate Outfitters uses words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in this Risk Factors section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. There is no assurance that Corporate Outfitters will raise the full $100,000 as anticipated.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see Plan of Operation on page 22:

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold

GROSS PROCEEDS FROM THIS OFFERING	$25,000	$50,000	$75,000	$100,000

Less: OFFERING EXPENSES
SEC Filing Expenses	$1,500	$1,500	$1,500	$1,500
Printing	$200	$200	$200	$200
Transfer Agent	$1,500	$1,500	$1,500	$1,500

SUB-TOTAL	$3,200	$3,200	$3,200	$3,200

Less: PRODUCT SOURCING
International & Domestic
Travel / Product Sourcing	$3,000	$7,500	$10,000	$10,000
Initial Sample Purchases	$5,000	$10,000	$15,000	$15,000

SUB-TOTAL	$8,000	$17,500	$25,000	$30,000

Less: SALES & MARKETING
Web Site Development	$3,000	$7,500	$12,000	$15,000
Trade Show Attendance	$3,000	$6,000	$9,000	$12,000
Mass Email Campaign	$2,500	$5,000	$7,500	$10,000

SUB-TOTAL	$8,500	$18,500	$28,500	$37,000

Less: ADMINISTRATION EXPENSES
Office, Stationery, Telephone, Internet	$2,000	$3,000	$5,000	$8,000
Legal and Accounting	$2,500	$5,000	$7,500	$10,000
Office Temp	0	$2,500	$5,000	$10,000

SUB-TOTAL	$4,500	$10,500	$17,500	$28,000

TOTALS	$24,200	$49,700	$74,200	$98,200

The above figures represent only estimated costs.

International travel to source products consists of travel to China to visit various manufacturers of promotional products and/or their agents or representatives. The main cities to be visited would be Shanghai, Shenzhen, and Guangzhou. Shanghai and Shenzhen would have more factory agents or representatives, while Guangzhou, located in southern China, is a large factory city where many of Corporate Outfitter’s products may be manufactured.  Domestic travel will consist of visits to potential independent contractors to inspect embroidery and screen-printing facilities, prior to negotiating contracts to provide graphic design, embroidery and screen-printing services.

Once the company has successfully identified the promotional type of products it would like to carry in its product line, the company will purchase a limited number of samples of the selected products to showcase on its website and for shipment to prospective customers.

The company will then hire an Internet consultant to design and build a website that would showcase the promotional products the company has to offer to prospective customers.

There are several trade shows in North America that are dedicated to the promotional products industry. The company would, at a minimum, attend such trade shows and, if finances allow, have an exhibit booth to display its promotional product line.

Legal and accounting fees refer to the normal legal and accounting costs associated with filing this Registration Statement.

Readers will note that Corporate Outfitters has already raised a total of $5000 from the sale of stock. A total of $5000 has been raised from the sale of stock to our sole Officer and Director - this stock is restricted and is not being registered in this offering. The offering expenses associated with this offering are believed to be $4,304. As of September 30, 2007, Corporate Outfitters had a balance (less outstanding checks) of $1,150 in cash. Some services related to this offering were paid for in Common stock rather than cash payment. This will allow Corporate Outfitters to pay the entire expenses of this offer from cash on hand. None of the offering expenses are anticipated to be paid out of the proceeds of this offering.

One of the purposes of the offering is to create an equity market, which allows Corporate Outfitters to more easily raise capital, since a publicly traded company has more flexibility in its financing offerings than one that does not.

DETERMINATION OF OFFERING PRICE

There is no established market for the Registrant's stock. Corporate Outfitters' offering price for shares sold pursuant to this offering is set at $0.02. Our existing shareholder, our Officer /Director, paid $0.0025 per. share. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for Corporate Outfitters stock) and the high level of risk considering the lack of operating history of Corporate Outfitters.

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering.  "Net book value" is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock.  Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $100,000 or $0.014 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate dilution of approximately $0.006 per share while our present stockholders will receive an increase of $0.012 per share in the net tangible book value of the shares they hold.  This will result in a 30% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering.  While this offering has no minimum, the table below includes an analysis of the dilution that will occur if only 25% of the shares are sold, as well as the dilution if all shares are sold:

	25% of	Maximum
	Offering	Offering

Offering Price Per Share	$0.02	$0.02

Book Value Per Share Before the Offering	$0.002	$0.002

Book Value Per Share After the Offering	$0.007	$0.014

Net Increase to Original Shareholders	$0.005	$0.012

Decrease in Investment to New Shareholders	$0.013	$0.006

Dilution to New Shareholders (%)	35%	30%

PLAN OF DISTRIBUTION

The offering consists of a maximum number of 5,000,000 shares being offered by Corporate Outfitters of $.02 per share.

Company Offering
Corporate Outfitters is offering for sale common stock. If Corporate Outfitters is unable to sell its stock and raise money, it may not be able to complete its business plan and may fail.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by Corporate Outfitters. All of these shares will be issued to business associates, friends, and family of the current Corporate Outfitters' shareholder and principal. The Officer and Director of Corporate Outfitters, David Taigen, will not register as broker-dealers in connection with this offering. David Taigen will not be deemed to be a broker pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since he is not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, is not an associated person of a broker or dealer, nor has he been so associated within the previous twelve months, and primarily performs substantial duties as Officer and Director that are not in connection with the sale of securities, and has not nor will not participate in the sale of securities more than once every twelve months.

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade our shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

LEGAL PROCEEDINGS

Corporate Outfitters, Inc. is not currently a party to any legal proceedings. Corporate Outfitters' agent for service of process in Delaware is:   The Company Corporation, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Corporate Outfitters' executive officers and directors and their respective ages as of September 30, 2007 is as follows:

Directors:

Name of Director	Age

David Taigen	38

Executive Officers:

Name of Officer	Age	Office

David Taigen	38	President, Chief Financial Officer

The term of office for each director is one year, or until the next annual meeting of the shareholders.

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years

David Taigen, President, Member of the Board of Directors, age 38.

Mr. Taigen has been in the promotional apparel business for over 10 years. He began his career in the industry as a Sales Representative for Northwest Athletics, a specialty uniform and apparel maker in Spokane, WA, developing new business and managing key accounts.   He was promoted to General Manager where he supervised all aspects of the company from Sales & Marketing to Accounting and Human Resources.  After five years at Northwest Athletics, Mr. Taigen founded Corporate Outfitters (no relation to Corporate Outfitters, Inc., the subject of this Prospectus) in 2002.  As the founder and owner of the company, Mr. Taigen oversaw all facets of the company’s operation.  He established many key contacts with vendors and equipment manufacturers.  After two successful years, Mr. Taigen sold his company and was recruited to his current position as Sales Manager of Action Sportswear in Spokane, WA.  In this role, Mr. Taigen is responsible for managing the sales force, forecasting budgets, and personally handling all large corporate accounts.

Mr. Taigen will be able to spend up to 10 hours per week on the development of Corporate Outfitters, Inc. at no cost to the Company.

Corporate Outfitters' sole Officer and Director has not been involved, during the past five years, in any bankruptcy proceeding, conviction or criminal proceedings; has not been subject to any order, judgment, or decree, not subsequently reversed or suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and has not been found by a court of competent jurisdiction, the Commission or the Commodity Futures trading Commission to have violated a federal or state securities or commodities law.

Employment Agreements

There are currently no employment agreements and none are anticipated to be entered into within the next twelve months.

Significant Employees

Corporate Outfitters has no significant employees other than the officer and director described above, whose time and efforts are being provided to Corporate Outfitters without compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to Corporate Outfitters to own more than 5% of the outstanding common stock as of September 30, 2007 , and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class

Common Stock	David Taigen 3327 West Indian Trail Road Suite 152 Spokane, WA 99208	2,000,000 shares	95%

The percent of class is based on 2,100,000 shares of common stock issued and outstanding as of  September 30, 2007

DESCRIPTION OF SECURITIES

General

The authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.0001 per share.

Common Stock

As of September 30, 2007, there are 2,100,000 shares of common stock issued and outstanding.  2,000,000 shares are held by our Officer / Director, David Taigen.  Jameson Capital, LLC was issued 100,000 shares in lieu of services rendered on March 28, 2007.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of Corporate Outfitters capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of company stockholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of the common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.

SHAREHOLDERS

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Timothy S. Orr, Esquire, of Spokane, Washington, an independent legal counsel, has provided an opinion on the validity of Corporate Outfitters, Inc.’s issuance of common stock and is presented as an exhibit to this filing.

The financial statements included in this Prospectus and in the Registration Statement filed on July 31, 2007 and as amended on August 10, 2007 was audited by Kyle Tingle, CPA, LLC, 3145 East Warm Springs Road, Suite 450, Las Vegas, NV 89120 to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding Corporate Outfitters' ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Delaware General Corporation Law. Under such provisions, the director, officer, corporate employee or agent who in his capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our company pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION WITHIN LAST FIVE YEARS

Corporate Outfitters was incorporated on March 9, 2007, under the laws of the state of Delaware.

There are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from Corporate Outfitters. No assets will be or are expected to be acquired from any promoter on behalf of Corporate Outfitters. In addition, see “Certain Relationships and Related Transactions”.

DESCRIPTION OF BUSINESS

Business Development

Corporate Outfitters Inc. was incorporated on March 9, 2007, in the state of Delaware. Corporate Outfitters has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, Corporate Outfitters has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Corporate Outfitters is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Business of Issuer

General

Corporate Outfitters Inc. is a development stage company and was organized on March 9, 2007 to enter into the promotional apparel and products industry.

According to a study sponsored by the Promotional Products Association International and conducted by researchers at Louisiana State University and Glenrich Business Studies, the promotional products industry in the United States was estimated to be $17.3 billion dollars in 2004.

Corporate Outfitters plans to source and then import novel promotional products from China to sell to corporations and associations that use promotional products as part of their overall advertising and marketing strategies. The Company plans to hire contractors in the United States to emblaze, embroider, or otherwise affix a customer’s corporate logo or message to the products.

According to a study of more than 15,000 promotional product distributors conducted by researchers at Louisiana State University and Glenrich Business Studies, over 29% of all sales of promotional products are what the industry calls “wearables”. This product category includes t-shirts, golf-shirts, aprons, caps, headbands, neckwear and footwear.

The largest market category for promotional products is business gifts, accounting for almost 18% of industry sales. Trade show giveaways account for over 12% of industry sales.

Competition

The promotional apparel and products industry is mature and has many levels of competition.  The industry in general is very fragmented - although many large, well-capitalized companies exist on a national level, most of our competition will come from companies focused within their local or regional market.  Most companies have two channels of distribution:  sales through corporate efforts or independent sales agents; and sales through their internet website.

Examples of large competitors include Allied Specialty Company, of Davie, Florida, who has been operating for over fifty years and does business throughout the United States while also exporting to Canada, Latin America and Western Europe, as well as Bernco Specialty Advertising of Bethpage, New York, in business since 1947.  Many companies are regionally focused firms in terms of distribution.  Examples include Elite Design, with offices in Clinton Township, Michigan, and manufacturing facilities in Mansfield, Ohio, and Promotional Concepts, Inc. in Alameda, CA, who has operated successfully since 1992.  Hundreds of smaller competitors exist nationwide who thrive in their local markets only.  In Spokane, Washington, home of Corporate Outfitters, Inc., several well established companies exist doing business both locally and regionally.  Examples include Stadium Sports, Cuda Buffalo Apparel, Inc. and Wildrose Graphics.

There can be no assurance that Corporate Outfitters will ever be able to compete with any of the competitors described herein.  In addition, there may be other competitors the company is unaware of at this time that would also impede or prevent the company’s success.

Please see RISK FACTORS described herein.

Marketing

Once the company has secured its initial promotional products and has purchased its sample inventory, the company intends to embark on a two-pronged marketing campaign. The company will, through direct marketing and telephone solicitation, contact corporations that use promotional products as an integral part of their overall marketing and brand awareness plan. Many of these organizations will have giveaway promotional products at special corporate events (trade shows, vendor meetings, employee meetings, etc.).

The types of products used for giveaways include name badges, balls, cell phone holders, drink containers, key rings, mouse pads, writing pens and stickers bearing the sponsors logo.

The company will develop a website to place pictures of the promotional products it wishes to sell to its perspective customers. Customers will be able to visit the web site and view products categorized by both type and price.  The website will allow a customer to “upload” an electronic version of the company logo that they want embossed, embroidered or otherwise affixed to the product they are purchasing.

The second prong of the company's marketing efforts would commence once the company has secured an agreement to use a known brand or logo on its line of promotional products. The company will, through direct marketing efforts, begin to approach large retailers who may be interested in the company's promotional product line with known branding and logos. The company will also display the branded products on its website for consumers to buy and will also use other electronic marketing outlets like eBay and Yahoo auction sites.

Products and Services

The company will travel to Asia to locate low cost, high margin products from reputable manufacturers and subsequently offer these products to corporations for promotional purposes. Even though the company intends to have a base line of promotional products, it does intend to find specific products when requested to do so from a prospective customer. The company intends to focus on products in two price ranges: one line of products (approximately 40) will be under the two dollar range to be marketed for corporate giveaways for special events and tradeshows.  Examples include key rings, writing pens, mouse pads, letter openers, golf tees and tools, drink holders, luggage tags, and other inexpensive items commonly used in both business and leisure environments. The company also intends to seek out premium promotional products in the “wearable” sector including t-shirts, polo shirts, denim shirts, aprons, hats, headbands, outerwear, neckwear and footwear, all priced in the $10 - $50 price range.

Product Launch

The company anticipates traveling to China within 60 days of completing this offering to source its initial promotional product line. Once the company has chosen its product line, it will order its samples. The company anticipates it will take an additional 60 days for the samples to arrive in North America. Once the samples arrive, the company intends to begin the development of its website and begin direct telephone marketing to corporations who may be interested in purchasing its products or to corporations that have recognized brands and logos that would be interested in licensing its brands and logos for a royalty on product sales through traditional retail outlets.

Competitive Advantages

There are many competitors in the promotional products industry in North America. Current statistics estimate that over 21,000 companies supply promotional products. The company feels it will have a competitive advantage over most of its competitors because the company intends to travel to China and purchase products directly from the manufacturer resulting in a pricing advantage over its competitors. Most promotional companies tend to attend trade shows in North America to purchase their products from representatives based in Hong Kong or America.  Prices offered by such representatives typically include a mark-up of 20% - 40% that can be eliminated if purchasing directly from the manufacturers in China. Many companies do not feel comfortable traveling to China and feel they can source most of their products by attending North American trade shows. The company's market research to date shows that it can purchase products directly from China-based manufacturers at a significant cost reduction to the pricing currently available from representatives in Hong Kong or North America.

Website Consultant

As of the date of this Prospectus, Corporate Outfitters has not hired any Consultants to assist in the development of our website.  When funds are available, the Company will interview and hire a Website Consultant to perform the following:
•	design, construct and implement the website
•	create and optimize graphics interface and HTML files to be uploaded onto a web server
•	create navigation functionality and link set up onto multiple HTML pages
•	design corporate logo
•	assist in developing an overall internet marketing strategy to include links to industry related sites, placement of banners ads, search engine positioning, and email marketing campaigns.

Employees

Other than Corporate Outfitters' Director and Executive Officer who is currently donating his time to the development of the Company, there are no employees of the Company. Corporate Outfitters has no intention to hire employees until the business has been successfully launched with sales revenues flowing into it. Corporate Outfitters' Officer and Director intends to do whatever work is necessary to bring the Company to the point of earning revenues from the sale of the products. Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization.

REPORTS TO SECURITY HOLDERS

Corporate Outfitters is not required to provide annual reports to security holders. After the registration of the shares to be sold by way of this prospectus, Corporate Outfitters is expected to be fully reporting and will make available an annual report in the form of its report on Form 10-KSB, which will include audited financial statements.

Upon effectiveness of its registration statement on August 31, 2007, Corporate Outfitters expects to be subject to the reporting requirements of the Securities and Exchange Commission ("SEC") and will file reports including, but not limited to, Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Event Reports on Form 8-K, and Proxy Statements on Schedule 14.

The public may read and copy any materials Corporate Outfitters files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The Public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and the address of that site is www.sec.gov.

PLAN OF OPERATION

This section of the prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up corporation attempting to enter into the promotional products industry. We have not yet generated or realized any revenues from business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing our products to customers. Accordingly, we must raise cash from sources other than revenues generated from the sale of our promotional products.  Our only other source for cash at this time is investments by others in this offering.

We must raise cash to implement our project. The minimum amount of funds raised from the offering that we feel will allow us to implement our business strategy is $25,000. We feel if we can raise the maximum amount of the offering ($100,000), the company will be able to accelerate the implementation of its business strategy by hiring more experienced marketing consultants and by attending more customer-oriented trade shows.

The line of promotional products the company chooses to purchase and the appeal of those products to both corporations and consumers will determine our success or failure.

It is essential to the company's success that it can demonstrate timely delivery of the product orders it generates from its customers. The company anticipates in the giveaway promotional market that orders will be time sensitive, as they will be used at a specific event on a specific date.

The company's success is also reliant on its ability to purchase products directly from the manufacturer. We cannot state whether we will be successful in negotiating competitive pricing from these manufacturers. The company will not attempt to begin sourcing products until we have raised capital from this offering.

To meet our need for cash, we are attempting to raise funds from this offering. Whatever funds we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we can source a desirable promotional line that we can purchase and we receive a positive reaction from our potential customers, it is feasible we may have to attempt to raise additional money through a subsequent private placement, public offering or through loans to purchase additional inventory or finance large product orders. If we do not raise all of the funds we need from this offering to complete our initial promotional product sourcing and sample purchases, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others.

At present, our officer is unwilling to make any commitment to loan us any money at this time, but may reconsider if we source desirable promotional products at reasonable pricing.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it, we will either have to suspend marketing operations until we do raise the cash, or cease operations entirely. If we raise the maximum amount of money from this offering, it is estimated that it will satisfy expenditures for twelve to fourteen months. Other than as described in this paragraph, we have no other financing plans.

If we are unable to complete any phase of our promotional product sourcing or marketing efforts because we don't have enough money, we will cease our sourcing and or marketing operations until we raise more money. Attempting to raise additional capital after failing in any phase of our promotional product-sourcing plan would be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

Management does not plan to hire additional employees at this time. Our President will be responsible for the initial promotional product sourcing. Once the company is ready to build its Internet website, it will hire an independent consultant to build the site. The company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

From inception to September 30, 2007 the company's business operations have primarily been focused on developing an executive marketing strategy, along with industry market research and competitive analysis. The Company has also dedicated time to the preparation of its registration statement, including accounting and auditing.

Over the next 12 months the company must raise additional capital through its effective registration statement. The company must begin the process of sourcing its products in order to supply perspective customers with product samples. The company must develop a web site in order to showcase its products, hire commission only sales staff and begin a sales and marketing campaign.

The Company anticipates it will be able to begin sourcing products within 60 days of this post-effective registration statement becoming effective. The sourcing process would entail the company's management deciding which factories in China it would like to visit to purchase product samples and negotiate pricing and delivery of the products chosen. Once the company has identified its potential product suppliers the company's President will travel to Asia and visit the identified product manufacturers. The company anticipates it will have its initial product samples within 120 days of this post-effective registration statement becoming effective. The company anticipates the minimum cost of travel and initial sample orders to be $8,000.

Once the company has taken physical delivery of its initial product samples the company will have to develop a website to showcase its product line to prospective customers. The company anticipates that the cost to fully develop the web site would be $15,000. The company anticipates that the web site could be functional approximately 210 days after this effective date.

The company will have to hire a commission sales person to begin its sales and marketing efforts. The company anticipates it will hire a commission sales person within approximately 210 days of this registration statement becoming effective. The company anticipates the costs of its sales and marketing efforts to be $40,000. The company anticipates the sales cycle (the length of time between initial customer contact and sale completion) to be a minimum of 90 days. The company anticipates it would complete initial product sales 320 days after the effective date.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. Corporate Outfitters was incorporated in the State of Delaware on March 9,2007; we are a development stage company attempting to enter into the promotional products industry and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and implementation of our business strategies.(See "Risk Factors").

To become profitable and competitive, we must first source desirable promotional products overseas; negotiate favorable pricing and delivery, and purchase initial samples to provide to prospective customers.

We are seeking equity financing though this offering to provide for the capital required to source our initial promotional products. Equity financing could result in additional dilution to existing shareholders. There is no assurance we will receive the required financing to complete our initial promotional product sourcing.

Even if we are successful in raising proceeds from this offering we have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.

At the present time, Corporate Outfitters has sufficient funds to address the administrative costs for the next 90 days. This assumption is based on the fact that, as of September 30, 2007, Corporate Outfitters had cash on hand (less outstanding checks) of $1,150. Corporate Outfitters has no established source of revenue and has suffered an operating loss in its initial periods of operations and must raise proceeds through this offering in order to continue its business plan.

Corporate Outfitters has no plans to undertake product research and development during the term covered by this registration. There are also no plans or expectations to purchase or sell any plant and or significant equipment in the first year of operations. Management also has no intention of hiring a significant number of employees during the first year of operations.

Expenditures

The following chart provides an overview of our budgeted expenditures by major area of activity for the twelve (12) month period subsequent to the sale of its common shares to the public.

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold

GROSS PROCEEDS FROM THIS OFFERING	$25,000	$50,000	$75,000	$100,000

Less: OFFERING EXPENSES
SEC Filing Expenses	$1,500	$1,500	$1,500	$1,500
Printing	$200	$200	$200	$200
Transfer Agent	$1,500	$1,500	$1,500	$1,500

SUB-TOTAL	$3,200	$3,200	$3,200	$3,200

Less: PRODUCT SOURCING
International & Domestic
Travel / Product Sourcing	$3,000	$7,500	$10,000	$10,000
Initial Sample Purchases	$5,000	$10,000	$15,000	$15,000

SUB-TOTAL	$8,000	$17,500	$25,000	$30,000

Less: SALES & MARKETING
Web Site Development	$3,000	$7,500	$12,000	$15,000
Trade Show Attendance	$3,000	$6,000	$9,000	$12,000
Mass Email Campaign	$2,500	$5,000	$7,500	$10,000

SUB-TOTAL	$8,500	$18,500	$28,500	$37,000

Less: ADMINISTRATION EXPENSES
Office, Stationery, Telephone, Internet	$2,000	$3,000	$5,000	$8,000
Legal and Accounting	$2,500	$5,000	$7,500	$10,000
Office Temp	0	$2,500	$5,000	$10,000

SUB-TOTAL	$4,500	$10,500	$17,500	$28,000

TOTALS	$24,200	$49,700	$74,200	$98,200

The above figures represent only estimated costs.

Legal and Accounting Fees: This item refers to normal legal and accounting costs associated with maintaining a publicly traded company. Corporate Outfitters expects to incur and pay these expenditures throughout the year.

Consulting and Professional Fees: These fees refer to the cost of consulting with industry experts.

Advertising and Promotional Expenses: This item refers to the cost of providing product and service information through the homebuilders associations, which is necessary to find small builders.

Communications Expenses: This item refers to telecommunication, website hosting, and all other related forms of communication costs.

Website Development: This item refers to all costs associated with Corporate Outfitters' website development.

Office, Rent, and Miscellaneous Expenses: This item refers to office rent, transfer agent fees, office supplies, postage, courier and other miscellaneous costs that have not been otherwise listed - such as bank service charges or other sundry items.

There can be no guarantee or assurance that the Company will be able to sell the shares it is registering within this prospectus.  If the Company is unable to sell its shares as described above its business would fail and shareholders would lose all of their investment.

DESCRIPTION OF PROPERTY

Mr. Taigen is currently allowing the company the use of his home office at no cost to the company.  The company’s mailing address is located at 3327 West Indian Trail Road, Suite 152 Spokane, WA  99208-4762. The telephone number is (509) 290-2847.  Corporate Outfitters does not own any real property.

Corporate Outfitters does not have any investments or interests in any real estate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

There are no promoters being used in relation with this offering, except that under the definition of promoter in Rule 405 of Regulation C of the Securities Act of 1933, David Taigen as founder of Corporate Outfitters, Inc. is considered a promoter with respect to this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of Corporate Outfitters. We have not entered into any agreements that require disclosure to our shareholders.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

-The sole Officer and Director;
-Any person proposed as a nominee for election as a director;
-Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
-Any relative or spouse of any of the foregoing persons who have the same house as such person.

David Taigen loaned Corporate Outfitters $1, which was used for opening the initial bank account for Corporate Outfitters. There are no terms on the loan.

Corporate Outfitters issued 100,000 shares of Common stock to Jameson Capital, LLC for $1,000 of services.  Value was determined as an arms length transaction between non-related parties.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for the common stock. Corporate Outfitters anticipates applying for trading of the common stock on either the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. However, Corporate Outfitters can provide no assurance that the shares will be traded on the OTCBB or, if traded, that a public market will materialize.

Holders of The Common Stock

As of the date of this registration statement, Corporate Outfitters had two (2) shareholders.

Rule 144 Shares

A total of 2,000,000 shares of our common stock are available for resale to the public after March 21, 2008 and an additional 100,000 shares on March 29, 2008 in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 20,100 shares as of the date of this prospectus; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 2,000,000 shares that may be sold pursuant to Rule 144.  A non-affiliated entity, Jameson Capital, LLC, owns 100,000 Rule 144 shares.  Timothy S. Orr, Attorney at Law, whom provided the opinion letter of validity of issuance of common stock provided as an exhibit herein is a member of Jameson Capital, LLC.

Stock Option Grants

To date, Corporate Outfitters has not granted any stock options.

Registration Rights

Corporate Outfitters has not granted registration rights to any persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Delaware Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Corporate Outfitters, Inc. has not declared any dividends, and does not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and principal position	Fiscal Year	Salary	Bonus	Other annual compensation	Restricted stock award(s)	Securities underlying options/ SARs	LTIP payouts	All other compensation

David Taigen Director, President	2007	0	0	0	0	0	0	0

There has been no cash payment paid to the executive officer for services rendered in all capacities to us for the period ended September 30, 2007. There has been no compensation awarded to, earned by, or paid to the executive officer by any person for services rendered in all capacities to us for the period ended September 30, 2007.  No compensation is anticipated within the next six months to any officer or director of the Company.

Stock Option Grants

Corporate Outfitters did not grant any stock options to the executive officer during the most recent fiscal period ended September 30, 2007. Corporate Outfitters has also not granted any stock options to the executive officer since incorporation, March 9, 2007.

Employment Agreements

There are no employment agreements

FINANCIAL STATEMENTS

Un-Audited as of September 30, 2007.  Audited financial statements as of June 30, 2007 can be viewed on the previously filed SB-2/A, August 17, 2007.

CORPORATE OUTFITTERS, INC
BALANCE SHEET

September 30, 2007 (unaudited)
ASSETS

CURRENT ASSETS
Cash	$1,150
Total Current Assets	1,150

PROPERTY AND EQUIPMENT, NET OF DEPRECIATION	-

TOTAL ASSETS	$1,150

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$-
Related party payable	1
Total Current Liabilities	1

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDERS' EQUITY
Common stock, $0.0001 par value;
75,000,000 shares authorized, 2,100,000 shares issued and outstanding	210
Additional paid-in capital	5,790
Accumulated deficit	(4,851)
Total Stockholders' Equity	1,149

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,150

See accompanying condensed notes to these interim financial statements.

CORPORATE OUTFITTERS, INC
STATEMENTS OF OPERATIONS

	Three months Ended September 30, 2007	Six months Ended September 30, 2007	March 9, 2007 (date of inception) To September 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES	$	$	$

OPERATING EXPENSES
General and administrative expenses	15	25	1,441
Legal and accounting	2,960	3,410	3,410
Total operating expenses	2,975	3,435	4,851

LOSS FROM OPERATIONS	(2,975)	(3,435)	(4,851)

LOSS BEFORE TAXES	(2,975)	(3,435)	(4,851)

INCOME TAX EXPENSE	-	-	-

NET LOSS	$(2,975)	$(3,435)	$(4,851)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING,BASIC AND DILUTED	2,100,000	2,100,000

See accompanying condensed notes to these interim financial statements.

CORPORATE OUTFITTERS, INC
STATEMENT OF STOCKHOLDERS' EQUITY

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Common stock issued for cash at $0.025 per share	2,000,000	$200	$4,800	$	$5,000

Common stock issued for services at $.01 per share	100,000	10	990		1,000

Net loss for the year ending March 31, 2007				(1,416)	(1,416)

Balance, March 31, 2007	2,100,000	210	5,790	(1,416)	4,584

Net loss for the period ending September 30, 2007				(3,435)	(3,435)

Balance, September 30, 2007	2,100,000	210	5,790	(4,851)	1,149

See accompanying condensed notes to these interim financial statements.

CORPORATE OUTFITTERS, INC
STATEMENTS OF CASH FLOWS

	Six months ended September 30, 2007 (Unaudited)	March 9, 2007 (date of inception) to September 30, 2007 (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(3,435)	$(4,851)
Common stock issued for services		1,000
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Net cash provided (used) by operating activities

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:	(3,435)	(3,851)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Related party payable proceeds		1
Proceeds from sale of common stock		5,000
Net cash provided by financing activities	-	5,001

Net increase (decrease) in cash and cash equivalents	(3,435)	1,150

Cash at beginning of period	4,585	-

Cash at end of period	$1,150	1,150

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Income taxes paid	$-	$-
Interest paid	$-	$-

See accompanying condensed notes to these interim financial statements.

CORPORATE OUTFITTERS, INC
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Corporate Outfitters, Inc, was incorporated on March 9, 2007 in the State of Delaware.

The principal business of the Company is the on-line sales of corporate promotional products through proposed internet site.  The Company’s year-end is March 31.

The accompanying unaudited financial statements have been prepared in accordance with Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The financial statements should be read in conjunction with the Form SB-2 filed August 10, 2007 for the year ended March 31, 2007 and period ended June 30, 2007 for Corporate Outfitters, Inc., (the "Company").

The interim financial statements present the balance sheet, statements of operations, stockholders' equity and cash flows of the Company. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The interim financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position as of September 30, 2007 and the results of operations, stockholders' equity and cash flows presented herein have been included in the financial statements. Interim results are not necessarily indicative of results of operations for the full year.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

This summary of significant accounting policies of Corporate Outfitters, Inc, is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Accounting Method
The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

CORPORATE OUTFITTERS, INC
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

Accounting Pronouncements
In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (hereinafter “SFAS No. 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Management has not determined the effect that adopting this statement would have on the Company’s financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS 157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2009.  We do not expect that the adoption of SFAS 157 will have a material impact on our financial condition or results of operations.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

Derivative Instruments
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (hereinafter “SFAS No. 133”), as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities – Deferral of the Effective Date of FASB No. 133”, and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, and SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”.  These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities.  They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

CORPORATE OUTFITTERS, INC
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At September 30, 2007, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Earnings Per Share
The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.  Basic and diluted loss per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

Fair Value of Financial Instruments
The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include cash, trade accounts receivable, and accounts payable and accrued expenses.  All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at September 30, 2007.

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes.”  Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.  A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

At September 30, 2007 the Company had net deferred tax assets calculated at an expected rate of 35% of approximately $1,649 principally arising from net operating loss carryforwards for income tax purposes.  As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at September 30, 2007.  The significant components of the deferred tax asset at September 30, 2007 were as follows:

September 30, 2007
Net operating loss carryforward	$4,851
Deferred tax asset	1,698
Deferred tax asset valuation allowance	$(1,698)
$0

CORPORATE OUTFITTERS, INC
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

At September 30, 2007, the Company has net operating loss carryforwards of approximately $1,698, which begin to expire in the year 2027.

The above estimates are based upon management’s decisions concerning certain elections which could change the relationship between net income and taxable income. Management decisions are made annually and could significantly vary from the estimates.

Use of Estimates
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses.  Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements.  Accordingly, upon settlement, actual results may differ from estimated amounts.

Going Concern
As shown in the accompanying financial statements, the Company had negative working capital and an accumulated deficit incurred through September 30, 2007.  The Company is currently attempting to raise capital in order to finance the development of an Internet enabled web-site capable of selling corporate promotional products which will, if successful, mitigate these factors which raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Management has established plans designed to increase the sales of the Company’s products, and decrease debt.  The Company plans on continuing to reduce expenses, and with small gains in any combination of network sales, direct sales, international sales, and warehouse sales, believe that they will eventually be able to reverse the present deficit.  Management intends to seek additional capital from new equity securities offerings that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan.  Management plans include negotiations to convert significant portions of existing debt into equity.

An estimated $250,000 to $350,000 is believed necessary to continue operations and increase development through the next fiscal year.  The timing and amount of capital requirements will depend on a number of factors, including demand for products and services and the availability of opportunities for international expansion through affiliations and other business relationships.  Management intends to seek new capital from new equity securities issuances to provide funds needed to increase liquidity, fund internal growth, and fully implement its business plan.

CORPORATE OUTFITTERS, INC
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 3– CAPITAL STOCK

Common Stock
The Company is authorized to issue 75,000,000 shares of common stock.  All shares have equal voting rights, are non-assessable and have one vote per share.  Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

In its initial capitalization in March 2007, the Company issued 2,100,000 shares of common stock for a total of $5,000 in cash and $1,000 in services.

NOTE 4 – RELATED PARTY TRANSACTIONS

The sole officer and director of the Company, loaned $1 to open the bank account.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Corporate Outfitters has had no changes in or disagreements with the accountants.

OUTSIDE BACK COVER:

Until _______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Delaware Revised Statutes (the “DRS”) and our bylaws.

Under the DRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advancement of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$3.07
Accounting fees and expenses	$3,200.00
Legal fees and expenses	$600.00
Miscellaneous	$500.00
Total	$4,303.07

Corporate Outfitters is paying all expenses of the offering listed above.

RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 on two separate occasions.

On March 20, 2007 Corporate Outfitters issued 2,000,000 shares of common stock for total consideration of $5000.00 to David Taigen, current officer and director of the Company. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

On March 28, 2007 Corporate Outfitters issued 100,000 shares of common stock to Jameson Capital, LLC for services rendered to it. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

3.1	Articles of Incorporation*

3.2	By-Laws*

5.1	Legal Opinion with Consent

* Previously filed with Form SB-2 filed to the Securities and Exchange Commission on July 31, 2007

UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
To deem, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the registered securities which remain unsold at the end of the offering.

(4)
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, to undertake that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on January 23, 2008.

CORPORATE OUTFITTERS, INC.
(Registrant)

By	/s/ DAVID TAIGEN
Name:	DAVID TAIGEN
Title:	Chief Financial Officer

Date:	January 23, 2008

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on January 23, 2008.

Name	Title

/s/ David Taigen David Taigen	President, Director Chief Financial Officer Chief Accounting Officer Secretary / Treasurer, Director